As Filed with the Securities and Exchange Commission on May 29, 2003

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

U.S.I. HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	13-3771733
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

50 California Street, 24th Floor

San Francisco, California 94111-4796

(415) 983-0100

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

U.S.I. Holdings Corporation

Hastings-Tapley Insurance Agency Long-Term Incentive Plan

(Full title of the plan)

David L. Eslick

Chairman, President and Chief Executive Officer

U.S.I. Holdings Corporation

50 California Street, 24th Floor

San Francisco, California 94111-4796

(Name and address of agent for service)

(415) 983-0100

(Telephone number, including area code, of agent for service)

With copies to:

Ernest J. Newborn, II, Esq. Senior Vice President, General Counsel and Secretary U.S.I. Holdings Corporation 50 California Street, 24th Floor San Francisco, California 94111-4796 (415) 983-0100	Brian M. Katz, Esq. Pepper Hamilton LLP 3000 Two Logan Square Eighteenth & Arch Streets Philadelphia, PA 19103-2799 (215) 981-4000

CALCULATION OF REGISTRATION FEE

Title of shares to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price (1)	Amount of registration fee

Common Stock, par value $0.01 per share	150,000	(1)	$10.49	(2)	$1,573,500	$127.30

(1)	Consists of 150,000 shares issuable under the U.S.I. Holdings Corporation Hastings-Tapley Insurance Agency Long-Term Incentive Plan.
(2)	Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of shares of common stock on the NASDAQ National Market on May 22, 2003 with respect to the 150,000 shares subject to future grant under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”), but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

U.S.I. Holdings Corporation (the “Registrant”) will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to 50 California Street, 24th Floor, San Francisco, California 94111-4796, Attention: General Counsel; telephone number (415) 983-0100.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents which have been filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2002;

(b) The Registrant’s Quarterly Report on Form 10-Q for the Fiscal Quarter ended March 31, 2003; and

(c) The description of the Common Stock contained in the Company’s Form 8-A filed October 17, 2002 with the Commission under the Securities Exchange Act of 1934 and including any amendments or reports filed for the purpose of updating such description in which there is described the terms, rights and provisions applicable to our Common Stock.

All documents filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

The class of securities offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

The validity of the Common Stock registered hereunder has been passed upon for the Registrant by Ernest J. Newborn, II, Esq., U.S.I. Holdings Corporation, 50 California Street, 24th Floor, San Francisco, California 94111-4796. Mr. Newborn is General Counsel, Senior Vice President and Secretary of the Registrant, and Mr. Newborn owns (i) 11,844 shares of Common Stock, (ii) restricted stock units which, when vested, will result in an issuance of 4,425 shares of Common Stock to Mr. Newborn, and (iii) options to purchase 223,542 shares of Common Stock.

Item 6. Indemnification of Directors and Officers.

General Corporation Law

The Registrant is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware (the “DGCL”) as the same exists or may hereafter be amended, inter alia, provides that a Delaware corporation may indemnify any person who was, or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful.

A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation’s best interests, except that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation.

Where a present or former director or officer has been successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify the person against the expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Certificate of Incorporation

Our certificate of incorporation and bylaws provide for the indemnification of directors, officers, employees and agents to the fullest extent permitted by the DGCL.

All of our directors and officers will be covered by insurance policies maintained by us against some liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description
4.1

Amended and Restated Certificate of Incorporation of the Registrant, as amended (Incorporated herein by reference to Exhibits 3.1 through 3.7 to the Registrant’s Form 10-K for the fiscal year ended December 31, 2002 (the “2002 Form 10-K”)).

4.2	Amended and Restated By-Laws of the Registrant, as amended (Incorporated herein by reference to Exhibits 3.8 and 3.9 to the 2002 Form 10-K).

4.3	U.S.I. Holdings Corporation Hastings-Tapley Insurance Agency Long-Term Incentive Plan

5.1	Opinion of Ernest J. Newborn, II, Esq., General Counsel to the Registrant.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Ernest J. Newborn, II, Esq., General Counsel to the Registrant (included in opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature pages).

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in “Calculation of Registration Fee” table in the effective Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on May 29, 2003.

U.S.I. HOLDINGS CORPORATION

By:	/S/ DAVID L. ESLICK
David L. Eslick Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints David L. Eslick and Robert S. Schneider, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DAVID L. ESLICK David L. Eslick	Chairman, President, Chief Executive Officer (Principal Executive Officer) and Director	May 29, 2003

/S/ ROBERT S. SCHNEIDER Robert S. Schneider	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 29, 2003

/S/ JASON S. MITCHELL Jason S. Mitchell	Controller (Principal Accounting Officer)	May 29, 2003

Signature	Title	Date

/S/ RICHARD A. HAVERLAND Richard A. Haverland	Director	May 29, 2003

/S/ THOMAS A. HAYES Thomas A. Hayes	Director	May 29, 2003

/S/ PHILIP E. LARSON, III Philip E. Larson, III	Director	May 29, 2003

/S/ ROBERT SPASS Robert Spass	Director	May 29, 2003

/S/ ROBERT F. WRIGHT Robert F. Wright	Director	May 29, 2003

EXHIBIT INDEX

4.3	U.S.I. Holdings Corporation Hastings-Tapley Insurance Agency Long-Term Incentive Plan.

5.1	Opinion of Ernest J. Newborn, II, Esq., General Counsel to the Registrant.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Ernest J. Newborn, II, Esq., General Counsel to the Registrant (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature pages).